                                                                EXHIBIT g(2)(ii)

[ING FUNDS LOGO]

June 6, 2003

Ms. Martha Pierce
Mutual Funds Relationship Management
The Bank of New York
100 Church Street, 10th Floor
New York, NY 10286

Dear Ms. Pierce:

Pursuant to the Foreign Custody Manager Agreement dated January 6, 2003 (the "Agreement"), we hereby notify you of the addition of the following countries to be added/included on Schedule 2 to the Agreement:

         Cayman Islands
         Iceland
         Jamaica
         Palestine
         Vietnam

If you have any questions, please contact me at (480) 477-2118.

Sincerely,

-s- Michael J. Roland
Michael J. Roland
Executive Vice President & Chief Financial Officer

                               AMENDED SCHEDULE 2

                               SPECIFIED COUNTRIES

-----------------------------------------------------------------------
    COUNTRY       EFFECTIVE DATE        COUNTRY        EFFECTIVE DATE
-----------------------------------------------------------------------
Argentina         January 6, 2003    Japan            January 6, 2003
-----------------------------------------------------------------------
Australia         January 6, 2003    Jordan           January 6, 2003
-----------------------------------------------------------------------
Austria           January 6, 2003    Kenya            January 6, 2003
-----------------------------------------------------------------------
Bahrain           January 6, 2003    Lithuania        January 6, 2003
-----------------------------------------------------------------------
Bangladesh        January 6, 2003    Luxembourg       January 6, 2003
-----------------------------------------------------------------------
Belgium           January 6, 2003    Malaysia         January 6, 2003
-----------------------------------------------------------------------
Bermuda           January 6, 2003    Mauritius        January 6, 2003
-----------------------------------------------------------------------
Bolivia           January 6, 2003    Mexico           January 6, 2003
-----------------------------------------------------------------------
Botswana          January 6, 2003    Morocco          January 6, 2003
-----------------------------------------------------------------------
Brazil            January 6, 2003    Namibia          January 6, 2003
-----------------------------------------------------------------------
Bulgaria          January 6, 2003    Netherlands      January 6, 2003
-----------------------------------------------------------------------
Canada            January 6, 2003    New Zealand      January 6, 2003
-----------------------------------------------------------------------
Cayman Islands    May 12, 2003       Nigeria          January 6, 2003
-----------------------------------------------------------------------
Chile             January 6, 2003    Norway           January 6, 2003
-----------------------------------------------------------------------
China             January 6, 2003    Oman             January 6, 2003
-----------------------------------------------------------------------
Colombia          January 6, 2003    Pakistan         January 6, 2003
-----------------------------------------------------------------------
Costa Rica        January 6, 2003    Palestine        May 12, 2003
-----------------------------------------------------------------------
Croatia           January 6, 2003    Panama           January 6, 2003
-----------------------------------------------------------------------
Cyprus            January 6, 2003    Peru             January 6, 2003
-----------------------------------------------------------------------
Czech Republic    January 6, 2003    Philippines      January 6, 2003
-----------------------------------------------------------------------
Denmark           January 6, 2003    Poland           January 6, 2003
-----------------------------------------------------------------------
Ecuador           January 6, 2003    Portugal         January 6, 2003
-----------------------------------------------------------------------
Egypt             January 6, 2003    Romania          January 6, 2003
-----------------------------------------------------------------------
Estonia           January 6, 2003    Russia           January 6, 2003
-----------------------------------------------------------------------
Finland           January 6, 2003    Singapore        January 6, 2003
-----------------------------------------------------------------------
France            January 6, 2003    Slovakia         January 6, 2003
-----------------------------------------------------------------------
Germany           January 6, 2003    Slovenia         January 6, 2003
-----------------------------------------------------------------------
Ghana             January 6, 2003    South Africa     January 6, 2003
-----------------------------------------------------------------------
Greece            January 6, 2003    South Korea      January 6, 2003
-----------------------------------------------------------------------
Hong Kong         January 6, 2003    Spain            January 6, 2003
-----------------------------------------------------------------------
Hungary           January 6, 2003    Sri Lanka        January 6, 2003
-----------------------------------------------------------------------
Iceland           May 12, 2003       Swaziland        January 6, 2003
-----------------------------------------------------------------------
India             January 6, 2003    Sweden           January 6, 2003
-----------------------------------------------------------------------
Indonesia         January 6, 2003    Switzerland      January 6, 2003
-----------------------------------------------------------------------
Ireland           January 6, 2003    Taiwan           January 6, 2003
-----------------------------------------------------------------------
Israel            January 6, 2003    Thailand         January 6, 2003
-----------------------------------------------------------------------
Italy             January 6, 2003    Transnational    January 6, 2003
-----------------------------------------------------------------------
Ivory Coast       January 6, 2003    Turkey           January 6, 2003
-----------------------------------------------------------------------
Jamaica           May 12, 2003       Ukraine          January 6, 2003
-----------------------------------------------------------------------

-----------------------------------
United Kingdom    January 6, 2003
-----------------------------------
Uruguay           January 6, 2003
-----------------------------------
Venezuela         January 6, 2003
-----------------------------------
Vietnam           May 12, 2003
-----------------------------------
Zambia            January 6, 2003
-----------------------------------
Zimbabwe          January 6, 2003
-----------------------------------

-----------------------------------

-----------------------------------